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                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]



                                 October 28,2002



Cohesion Technologies, Inc.
2500 Faber Place
Palo Alto, California 94303

                   Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

      In connection with the registration of the sale of up to 910,768 shares of common stock of Cohesion Technologies, Inc. (the "Company"), par value $0.001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by certain persons upon the exercise of warrants (the "Warrants") issued pursuant to the Common Stock Purchase Agreement, dated as of July 24, 2002, by and among the Company and the other persons listed on the signature pages thereto on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on October 28, 2002, you have requested our opinion with respect to the matters set forth below.

      In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

      Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Warrants, will be validly issued, fully paid and nonassessable.
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LATHAM & WATKINS

        Cohesion Technologies, Inc.
        October 28, 2002
        Page 2


      We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                              Very truly yours,



                                              /s/ LATHAM & WATKINS